UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2021

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 15, 2021, Brittany Bagley resigned from the board of directors (the “Board”) of Transphorm, Inc. (the “Company”), effective immediately. Ms. Bagley’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On October 19, 2021, the Board appointed Cynthia Moreland to the Board, effective as of October 20, 2021, to serve as a Class I director with a term expiring at the Company’s annual meeting of stockholders to be held in 2021. In addition, the Board appointed Ms. Moreland to the audit committee and the nominating and governance committee of the Board. A copy of the Company’s press release announcing the appointment of Ms. Moreland as a director is filed as Exhibit 99.1 and is incorporated herein by reference.

Ms. Moreland has over 30 years of experience working as an attorney within the technical field, including fifteen years as a general counsel, and over 20 years as a chief compliance officer. Since April 2021, she has served as the general counsel of Care.com, an online marketplace for various care services and a subsidiary of IAC/InterActiveCorp (Nasdaq: IAC). From March 2017 to April 2021, Ms. Moreland served as senior vice president and general counsel for IAC Applications, an operating business within IAC/InterActiveCorp that included the Mosaic Group, the mobile application division of IAC/InterActiveCorp. From February 2016 to March 2017, she served as an independent strategic advisor to various law firm and business clients. Ms. Moreland holds a B.A. degree in English as well as a J.D. from the University of Mississippi.

In connection with Ms. Moreland’s appointment to the Board and effective as of October 20, 2021, the Board granted to her an award of restricted stock units covering 30,000 shares of the Company’s common stock and a stock option to purchase 50,000 shares of the Company’s common stock. These equity awards will vest over four years, with one-fourth of the shares subject to each award vesting on the first anniversary of the grant date, and the remaining shares vesting equally over the next three years on a quarterly basis, subject to continued service on the Board on the applicable vesting date. The equity awards are subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and its related grant agreements.

Ms. Moreland will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on February 14, 2020 as Exhibit 10.18 to the Company’s Current Report on Form 8-K.

There are no arrangements or understandings between Ms. Moreland and any other persons pursuant to which she was elected to serve on the Board.

Ms. Moreland is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by Transphorm, Inc., dated October 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transphorm, Inc.

Dated: October 20, 2021	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer